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                                                                    Exhibit 10.6


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 24th day of February, 1999 by and among eMERGE Vision Systems, Inc., a Delaware corporation ("Buyer"), CIN, LLC, a Kansas limited liability company formerly known as Cattle Management Network, L.L.C. ("Seller"), and Dr. Scott Crain ("Crain").

                                    RECITALS

         A. Seller is in the business of developing, marketing, licensing, and distributing software programs for use in agriculture, veterinary medicine, and animal food sciences markets (the "Business") including the software product commonly referred to as "Industry Net" and "Beef Industry Information Integrator," Feed Yard Information System" and "Veterinary Information System" (the "Software Program");

         B. Seller desires to sell, and Buyer desires to purchase, the Business and substantially all of the tangible and intangible assets used in the Business, including, but not limited to, the Software Program, on the terms and subject to the conditions set forth in this Agreement; and

         C. As the majority owner of Seller, owing together with his wife, approximately 81% of the equity of Seller, Crain will derive significant benefit from the transactions contemplated by this Agreement and, as a condition to Buyer entering into this Agreement, Crain is required to make certain representations, warranties, and covenants specifically provided in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, Seller, Crain, and Buyer agree as follows:

                                   AGREEMENTS

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         Effective as of the close of business on the Closing Date (as defined in Section 4.1) and subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, Seller shall sell, convey, transfer, assign, and deliver to Buyer at the Closing (as defined in Section 4.1), and Buyer shall purchase from Seller, all of the properties, business, and assets of Seller and Crain used in connection with the Business, of every kind and description, personal and mixed, tangible and intangible, wherever located (except the Excluded Assets, defined


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in Article II) (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  (a) all of Seller's inventory as of the Closing Date, including, without limitation: (i) computer program code (in all media) and materials, including the Software Program; (ii) computer program documentation, including user materials; (iii) all other unused or reusable materials, stores, supplies, works in progress, finished goods, product samples, packaging, and shipping materials, as listed on
         Schedule 1(a) hereto (collectively, the "Inventory");

                  (b) all technical and descriptive materials (other than Inventory) relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials, including, but not limited to, all technical and programming notes (the "Technical Documentation");

                  (c) all of the rights and benefits accruing to Seller under or pursuant to any and all contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity relating to the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of computer program code, related technical or user documentation, and databases, in each case relating to or arising out of the Business, including, but not limited to: (i) licenses from third parties; (ii) development contracts, work-for-hire agreements, and consulting and employment agreements; (iii) distributorships and manufacturer's representation contracts; (iv) licenses and sublicenses to others (including without limitation the Feedyard and Veterinary Data Agreements); and (v) maintenance, support, or enhancement agreements, as listed on Schedule 1(c) hereto (collectively, the "Software Contracts");

                  (d) all equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools) used in the Business, as listed on Schedule 1(d) hereto (the "Computer Equipment"), including, but not limited to, Seller's rights under all related warranties;

                  (e) all equipment (other than Computer Equipment), including, but not limited to, all furniture, office equipment, and other personal property, as listed on Schedule 1(e) hereto;

                  (f) all accounts receivable of Seller relating to the Business, arising from sales of products in the ordinary course of business as of the date of this Agreement, including all license fees and maintenance fees and charges owing or to become owing to Seller under Software Contracts, as are listed on Schedule 1(f) hereto (the "Accounts Receivable");

                  (g) all operating data and records of Seller related to the Business, including, but not limited to, all customer lists, vendor lists, price lists, correspondence, customer files, account histories, customer specifications, dealer and distributor lists, promotional materials, sales literature, art work, sales data, and other historical and current


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         information relating to sales, financial, accounting, and credit records, correspondence, budgets, and other similar documents and records;

                  (h) all of the rights and benefits accruing to Seller under or pursuant to the Accounts Receivable, contracts, agreements, including, but not limited to, all distributorship or sales representation agreements, licenses, leases, arrangements, commitments, and unshipped, open, and blanket purchase orders, other than the Software Contracts, and certain oral agreements to provide discounted services to feedyard customers, all as identified (and with respect to the oral agreements described in detail) on Schedule 1(h) (the "Purchased Contracts");

                  (i) all claims Seller may have against any person relating to or arising from the Purchased Assets, the Software Contracts, the Purchased Contracts, or the Business, including rights to recoveries for damages or defective goods, refunds, insurance claims, and causes in action;

                  (j) all of Seller's right, title, and interest in and to the names "CIN, LLC," "Cattlemen's Information Network L.L.C.," "Cattle Management Network, LLC," "Industry Net," and "Beef Industry Information Integrator," and all variants thereof, all of Seller's right, title, and interest in and to the Internet domain name "cattleinfo.com" and all iterations or permutations thereof and the registrations therefor, any and all trademarks, service marks, trade names, and copyrights of Seller and all licenses, registrations, and applications therefor, and all other intellectual property rights, rights to the data compiled through the use of the Software Program technology, know-how, trade secrets, computer software, code, slogans, patents, formulae, processes, and other similar intangible rights relating to the Business (the "Intellectual Property"), as are listed on Schedule 1(j) hereto; and

                  (k) all of Seller's right, title, and interest in and to the goodwill of Seller relating to the Business and all other assets of every kind and description, wherever located, used or useful in, or related to the Business.

                                   ARTICLE II

                                 EXCLUDED ASSETS


         Seller is not selling or assigning to Buyer, and the Purchased Assets shall not include, any of the following (collectively, the "Excluded Assets"):

                  (a) all cash consideration to be received by Seller, and Seller's other rights, under this Agreement;


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                  (b) all limited liability company records, equity record
         books, files, and other documentation of Seller, not relating to operation of the Business or the Purchased Assets;

                  (c) all of Seller's cash, cash equivalents, deposits in banks, securities, and prepaid and deferred items, existing on the Closing Date with respect to the Business;

                  (d) any insurance policies relating to the Business;

                  (e) any and all vehicles owned or used in the Business;

                  (f) the 316-873-2181 telephone number of the Business;

                  (g) any assets of Crain's veterinary practice or farming, ranching and cattle businesses, which items are not specifically listed on any Schedule to this Agreement listing the Purchased Assets;

                  (h) items listed on Schedule 2; and

                  (i) any items of the Purchased Assets that Buyer expressly elects not to accept or otherwise take.

                                  ARTICLE III

                           PURCHASE PRICE, LIABILITIES

                            AND OTHER RELATED MATTERS

         3.1 Purchase Price. Subject to adjustment as provided herein, the purchase price (the "Purchase Price") for the Purchased Assets shall be the cash and other consideration specified in this Section 3.1 and the assumption of the Assumed Liabilities (as defined in Section 3.2). The Purchase Price shall be paid by Buyer as follows:

                  (a) Six hundred thousand (600,000) shares of Common Stock, par value one cent ($.01) per share, of Buyer (the "Shares"), by delivery of stock certificate therefor issued in the name of Seller at the Closing;

                  (b) Three Hundred Eighty Three Thousand Dollars ($383,000.00) on or before October 31, 1999 (the "October Payment"), subject to adjustment under Section 3.4 below, at Buyer's election by certified or cashier's check payable to the order of Seller or by wire transfer to an account designated by Seller; and

                  (c) Three Hundred Fifty Thousand Dollars ($350,000.00) of the first net sales collected by Buyer (if any) arising from the sale of third party products by Buyer through or using the Internet within the five (5) year period from the Closing Date utilizing the Software Program, or any other technology acquired from Seller hereunder, or any


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         derivatives thereof (the "Net Sales Payment"), subject to adjustment under Section 3.4 below, payable within thirty (30) days of the collection of such amounts, at Buyer's election by certified check or cashier's check payable to the order of Seller or by wire transfer to an account designated by Seller.

         3.2 Assumed Liabilities. On the Closing Date, (i) Buyer shall assume and agree to pay, perform, and discharge in full when due the accounts payable and accrued expenses of Seller listed on Schedule 3.2 under the heading "Accounts Payable" and such other normal operating expenses incurred through February 26, 1999, including trade accounts payable, accrued compensation and related payroll taxes (the "Accounts Payable"), and Seller's obligations under the Software Contracts and the Purchased Contracts; and (ii) Buyer shall pay in full, at the Closing, Seller's indebtedness (including principal and interest) to Meade State Bank ("the Bank") (subsections (i) and (ii) are hereafter collectively referred to as the "Assumed Liabilities"), all as listed on
Schedule 3.2 hereto;

         3.3 Non-Assumption of Liabilities and Obligations of Seller. Other than the Assumed Liabilities, Buyer shall not assume or become liable for any liabilities, obligations, or commitments of Seller of any nature whatsoever, including, but not limited to (collectively, the "Excluded Liabilities"): (i) any liabilities or obligations of Seller for Federal, state, local, foreign, or other taxes, including, without limitation, income, sales, use, franchise, real or personal property, or other taxes, assessments, duties, levies, or imposts, or for any penalties or interest with respect to any of the foregoing, related to any period; (ii) any liabilities or obligations with respect of any pension, profit sharing, medical insurance, or other employee benefit plan or fringe benefit arrangement established or maintained by Seller, whether or not any such plans or benefits thereunder relate to employees who may be employed by Buyer following consummation of the transactions contemplated hereby, including, without limitation, all health insurance benefits payable with respect to costs incurred on or prior to the Closing Date, whether or not claims therefor are submitted on or prior to the Closing Date, and all disability benefits payable with respect to disabilities occurring on or prior to the Closing Date, all of which shall be paid by Seller; (iii) any liabilities or obligations whatsoever to or with respect to any employees or independent contractors of Seller, specifically including, without limitation, any obligations to pay salaries, wages, bonuses, commissions, vacation, severance, or termination pay, employee benefits, health insurance benefits, or unemployment compensation; (iv) any liabilities or obligations arising out of any workers' compensation claims relating to employment by Seller, or product liability claims for personal injury, property damage, or otherwise relating to products sold or distributed by Seller; (v) any liabilities, obligations, or commitments for product warranty or returns or exchanges of products sold or distributed by Seller prior to the Closing; (vi) any liabilities or obligations, whether or not known to Seller, based on, arising out of or otherwise in respect to any act or omission of Seller, or any other party, or any event or condition on or off any premises of Seller, occurring at any time on or prior to the Closing Date; (vii) any liabilities, obligations, or expenses to be borne by Seller in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, all costs and expenses of legal counsel to Seller; (viii) any liabilities or obligations with respect to that certain Contribution Agreement dated January 15, 1997, between John F. Wilson and Cattle Management Network, L.L.C., or that certain Agreement dated December 10, 1998 between


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John F. Wilson and Cattle Management Network, L.L.C. d/b/a/ Cattle Information
Network; and (ix) any other liabilities or obligations of Seller, known, unknown, fixed, contingent, accrued, absolute, or otherwise, except the Assumed Liabilities.

         3.4 Adjustment of Purchase Price. A post-Closing adjustment shall be made to the Purchase Price, in the manner described below, to the extent that the Accounts Payable and the amount paid to the Bank at Closing (the "Monetary Obligations") are greater than or less than Six Hundred Thousand Dollars ($600,000.00). For that purpose, Buyer will, within sixty (60) days of the Closing Date, audit the books and records of the Business to determine the actual value of the Monetary Obligations. The value of the Monetary Obligations shall be the greater of the value as carried on the books and records of the Business as of the Closing Date, prior to any reduction thereof, and the amount paid in satisfaction of such obligations by Buyer. To the extent the Monetary Obligations exceed Six Hundred Thousand Dollars ($600,000.00), the Net Sales Payment shall be decreased on a dollar-for-dollar basis. If and to the extent the Monetary Obligations exceed Six Hundred Thousand Dollars ($600,000.00) by greater than Three Hundred Fifty Thousand Dollars ($350,000.00), the October Payment shall also be decreased, on a dollar-for-dollar basis. In the event and to the extent the Monetary Obligations are less than Five Hundred Fifty Thousand Dollars ($550,000.00), the amount of the Net Sales Payment shall be increased on a dollar-for-dollar basis. Under no circumstance shall the October Payment be increased.

         3.5 Allocation of Purchase Price. The Purchase Price shall be allocated among each item, class, or category of the Purchased Assets, as mutually determined by Buyer and Seller and set forth on Schedule 3.5. Seller and Buyer shall prepare and file their respective Federal and any state or local income tax returns based on such allocation of the Purchase Price. Seller and Buyer shall prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and any such notices and filings shall be prepared based on such allocation of the Purchase Price.

         3.6 Audit Rights. At Seller's request, during Buyer's normal business hours, from time to time before the sixth (6th) anniversary of the Closing Date, but not more often than once during any twelve (12) month period, Buyer will permit an independent firm of public accountants and auditors selected by Seller, but subject to the reasonable approval of Buyer, to audit the books and records of Buyer to verify that Buyer has paid Seller the proper payments owed pursuant to Section 3.1((c)). Seller shall bear the costs associated with such verification.

                                   ARTICLE IV

                                  THE CLOSING

         4.1 Time and Place of Closing. The closing of the sale and purchase of the Business and the Purchased Assets (the "Closing") shall take place at 10:00 a.m. local time on February 22,1999 at the offices of Buyer, 10315 102nd Terrace, Sebastian, Florida, on such date as Seller and Buyer


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may mutually determine (the "Closing Date"), but in no event later than March
10, 1999, unless extended by mutual agreement.

         4.2 Seller's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Seller shall execute and deliver, or cause to be executed and delivered, as appropriate, to Buyer the following:

             4.2.1 Bill of Sale and Assignment. A bill of sale substantially in the form attached hereto as Exhibit A and such other forms of assignment, endorsements, and other good and sufficient instruments of sale, assignment, conveyance, and transfer, as may be necessary to sell, assign, transfer, and deliver the Purchased Assets.

             4.2.2 Assignment and Assumption Agreement. Assignment and assumption agreement in the form attached hereto as Exhibit B, and consents of the appropriate third parties, relating to the assignment and assumption of the Software Contracts and the Purchased Contracts.

             4.2.3 Assignment of Intellectual Property. Assignment agreement in the form attached hereto as Exhibit C, relating to the assignment of the Intellectual Property.

             4.2.4 Certified Resolutions. Copies of the resolutions of the Manager and the members of Seller authorizing the execution, delivery, and performance of this Agreement and all related agreements, documents, and certificates, and the transactions contemplated hereby and thereby, certified as of the Closing Date by its Manager.

             4.2.5 [Intentionally omitted].

             4.2.6 Stockholders' and Registration Rights Agreement. A stockholders' and registration rights agreement between Seller and Buyer with respect to the Shares, in the form attached hereto as Exhibit E (the "Stockholders' Agreement").

             4.2.7 Lease. A lease agreement between Crain and Buyer for the office facilities used by the Business located 15124 Road 18, Meade, Kansas, in the form attached hereto as Exhibit F (the "Lease").

             4.2.8 Certificate of Good Standing. Certificate of good standing of Seller issued by the Secretary of State of Kansas, dated not more than fourteen
(14) days prior to the Closing Date.

             4.2.9 Articles of Organization. A copy of the Articles of Organization of Seller, and all amendments thereto, certified by the Secretary of State of Kansas not more than fourteen (14) days prior to the Closing Date.

             4.2.10 Manager's Certificate. A certificate of the Manager of Seller, dated as of the Closing Date, certifying a copy of the Operating Agreement of Seller and as to the incumbency and signatures of the Manager of Seller executing this Agreement and all other


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agreements, documents, or certificates contemplated or delivered under this
Agreement (with such signature being certified by a member of Seller if there is only one Manager of Seller).

             4.2.11 Legal Opinion. The legal opinion of counsel to Seller, in the form attached hereto as Exhibit G.

             4.2.12 Lien Termination Statements. UCC-3 termination statements with respect to the liens specified in Schedule 4.2.12 hereto or a letter from the holders of such liens, in form satisfactory to Buyer, providing that upon payment of the amounts owed to each such holder, the liens will be full and adequately released.

             4.2.13 Other. Such other documents and certificates required to be executed or delivered at the Closing in accordance with the terms of this Agreement or as reasonably required by Buyer or its counsel.

         4.3 Buyer's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall execute and deliver, as appropriate, to Seller the following:

             4.3.1 Purchase Price. A stock certificate in the name of Seller representing the Shares pursuant to Section 3((b)).

             4.3.2 Assignment and Assumption Agreement. Assignment and assumption agreement in the form attached hereto as Exhibit B relating to the assignment and assumption of the Software Contracts and the Purchased Contracts.

             4.3.3 Stockholders' Agreement. The Stockholders' Agreement.

             4.3.4 Lease. The Lease.

             4.3.5 Side Letter. A side letter from XL Vision, Inc. relating to its commitment to assess the viability of spinning out the Agrivision Technology (as defined in Section 8.4), in form satisfactory to Seller.

             4.3.6 Legal Opinion. The legal opinion of in-house counsel to Buyer, in the form attached hereto as Exhibit H.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                              OF SELLER AND CRAIN

         Seller and Crain, jointly and severally, represent and warrant to Buyer, on and as of the date hereof and on and as of the Closing Date, as follows:


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         5.1 Organization of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Kansas and is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties owned or held under lease by Seller or the nature of the businesses transacted by Seller requires such qualification. All of the members of Seller are as set forth on Schedule 5.1.

         5.2 Power and Authority. Seller has all requisite power and authority to own, lease, and operate its properties, to conduct its business as it has been and is now being conducted, to enter into this Agreement, and all other agreements or documents to be executed or delivered in connection herewith, and, subject to any required approvals or consents by other parties to contracts to which Seller is a party (which shall be obtained by Seller prior to Closing, except the Bank which is being paid-off at the Closing by Buyer) to perform the obligations to be performed by it hereunder. All member and other actions required to be taken by or on the part of Seller to execute, deliver, and carry out the terms of this Agreement and all other agreements or documents to be executed or delivered in connection herewith, and to authorize Seller to sell, assign, transfer, convey, and deliver the Purchased Assets to Buyer, have been duly and properly taken. This Agreement and all other agreements and documents to be executed and delivered by Seller in connection herewith, when executed and delivered by all parties thereto, shall constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms and this Agreement and all other agreements and documents to be executed and delivered by Crain in connection herewith, when executed and delivered by all parties thereto, shall constitute the legal, valid, and binding obligations of Crain enforceable against Crain in accordance with their respective terms.

         5.3 Subsidiaries. Seller does not own, directly or indirectly, any outstanding capital stock, or securities convertible into capital stock, of any other corporation or any participating interest in any partnership, joint venture, or other business enterprise.

         5.4 No Violation to Result. The execution and delivery of this Agreement and all other agreements and documents to be executed or delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby:

                  (a) except with respect to the Bank (which is being paid-off at the Closing by Buyer), are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or Operating Agreement of Seller or any note, debt instrument, security agreement, or mortgage, or any other contract or agreement, written or oral, to which Seller is a party or by which Seller or any of its properties or assets are bound;

                  (b) will not be an event that, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

                  (c) will not result in a violation under any law, judgment, decree, order, rule, regulation, or other legal requirement of any governmental authority, court or arbitration


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         tribunal, whether Federal, state, or local (within the United States or otherwise) at law or in equity, and applicable to Seller or any of its properties or assets, which could have a material adverse effect on the Business;

                  (d) will not result in the creation or imposition of any lien, option, encumbrance, security agreement, restriction, charge, or claim of any kind in favor of any third party upon any of the properties or assets of Seller; and

                  (e) will not result in the termination of any contract, lease, or other commitment of Seller relating to the Business, including, without limitation, any of the Software Contracts and Purchased Contracts.

         5.5 No Existing Defaults. Seller is not in default of, and has no notice or knowledge of any default under: (i) any of the terms of any note, debt instrument, security agreement, mortgage, or under any other commitment, contract, agreement, license, lease, or other instrument, whether written or oral, to which it is a party or by which it or any of its properties or assets is bound including, without limitation, any of the Software Contracts and Purchased Contracts; or (ii) any law, judgment, decree, order, rule, regulation, or other legal requirement of any governmental authority, court, or arbitration tribunal whether Federal, state, or local (within the United States or otherwise), at law or in equity, and applicable to it or to any of its properties or assets which could have a material adverse effect on the Business. To the best of Seller's knowledge, there exists no condition or event that, after notice or lapse of time or both, would constitute a default under any of the foregoing.

         5.6 [intentionally omitted]

         5.7 Adverse Changes. From January 31, 1999 to the Closing Date, the Business has been conducted only in the ordinary and regular course, and there have not been any material adverse changes in the condition (financial or otherwise), assets, liabilities, commitments, business prospects of the Business, the Purchased Assets, or the Assumed Liabilities.

         5.8 Taxes. Except as provided on Schedule 5.8 hereto, Seller has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate Federal, state, and local authorities (within the United States or otherwise) all tax returns, information returns, and other reports required to be filed and has paid or accrued (or caused to be paid or accrued) in full all taxes, interest, penalties, assessments, or deficiencies, if any, due to, or claimed to be due by, any taxing authority, excepting only any such taxes that are being duly and timely contested in good faith by Seller and adequately reserved on the books of Seller. Seller has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. Seller is not a party to any pending action or proceeding, nor is any such action or proceeding threatened against Seller by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against Seller. During the course of any audit currently in process or not completed, no issues have been suggested by any representative of any governmental authority that, if asserted, would result in a proposed assessment of taxes, interest, or penalties against


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Seller. Seller has not executed or filed any consent agreement to extend the period for assessment or collection of any taxes.

         5.9 Condition of Assets. All equipment and other items of tangible personal property owned, leased, or otherwise used by Seller in the Business and included in the Purchased Assets, are now and on the Closing Date shall be (i) in the possession of Seller and in useable condition. All equipment and other items of tangible personal property owned, leased, or otherwise used by Seller in the Business and included in the Purchased Assets, are located at the premises listed on Schedule 5.28.2.

         5.10 Title to Assets. At the Closing, Seller shall have and shall transfer to Buyer, good and marketable title to all of the Purchased Assets, free and clear of any mortgage, pledge, lien, conditional sale or other agreement, option, encumbrance, restriction, charge, or claim of any kind, except the liens of the Bank which will be released upon satisfaction of the obligations to the Bank at Closing. There are no assets used in the operation of the Business that are not included in the Purchased Assets (except the Excluded Assets).

         5.11 Inventory. Schedule 1((a)) constitutes a true and complete list of all Inventory.

         5.12 Licenses and Permits. Seller possesses all material licenses and other required governmental or official approvals, permits, and authorizations, as to which the failure to so possess would have a material adverse effect on the Business, financial condition, or results of operations of Seller. All such licenses, approvals, permits, and authorizations are in full force and effect, Seller is in compliance with their requirements, and no proceedings are pending or, to the knowledge of Seller, threatened, to revoke or amend any of them.
Schedule 5.12 hereto contains a complete list of all such licenses, approvals, permits, and authorizations.

         5.13 Consents. Except as set forth on Schedule 5.13 hereto, no consent, approval, authorization, or pre-notification of, or declaration, filing, or registration with, any governmental or regulatory authority or any third party is required in connection with the execution, delivery, and performance of this Agreement by Seller. Except as set forth on Schedule 5.13, all of the Purchased Assets, including, but not limited to, all contracts, agreements, licenses, permits, and other rights, are assignable without the prior consent of any third party.

         5.14 Intellectual Property. Schedule 1((j)) constitutes a true and complete list of all Intellectual Property. Seller or Crain owns or possesses adequate and enforceable licenses or other rights to use all of the Intellectual Property, all of which are included in the Purchased Assets and assignable to Buyer at the Closing. Seller is not in default under any such licensing or similar agreements, and has not received any notice or other knowledge of conflict with or infringement (or alleged infringement) of any rights of others and no officer, manager, employee, member, or former member of Seller, or any Person (as defined in this Section 5.14), controlling, controlled, by or under common control with Seller, has any rights in or to any of the Intellectual Property. The Intellectual Property does not infringe any proprietary right of any third party. No trade secret information has been wrongfully appropriated by any third party. To the best of Seller's knowledge, the Intellectual Property is not being infringed. Except for the payment obligations set forth under Section
10.1 of the Advanced Agricultural

Innovation/Commercialization Fund Agreement by and between Cattle Management Network, LLC and Kansas Technology Enterprise Corporation dated as of September 6, 1996, the use in the Business of any of the Intellectual Property and other technical or proprietary data has not required and does not require the payment of any royalty or similar payment to any Person, and, on the Closing Date, Seller and Crain will transfer to Buyer good and marketable title thereto, free and clear of any claims of any kind, without the payment of any royalty or other special consideration. In addition to, and without limiting the generality of the foregoing, Seller has and shall convey to Buyer at the Closing the all of Seller's rights to use the names "CIN, LLC," "Cattlemen's Information Network L.L.C.," "Industry Net," "Beef Industry Information Integrator," "Feed Yard Information System" and "Veterinary Information System" and any names similar thereto, and the sole and exclusive rights to use the Internet domain name "cattleinfo.com" and all iterations and permutations thereof, together with all logos, slogans, trademarks, and service marks relating thereto or heretofore used by Seller in connection therewith. To the best of Seller's knowledge and except as set forth in Schedule 5.14, there are no names similar to the names specified in the prior sentence, used in the agriculture, veterinary medicine, and animal food sciences markets. Seller and Crain have at all times maintained in strictest confidence all Intellectual Property (excepting only patents, copyrights, trademarks, trade names, and service marks). Neither Seller nor Crain has received any comments from the United States Patent and Trademark Office the (the "Patent Office") with respect to the patent application referred to on Schedule 1((j)). Prior to the filing of such patent application with the Patent Office, neither Seller nor Crain made any public disclosure of any of the claims asserted thereon which would bar the patentability of the invention(s) under 35 USC Section 102. Seller or Crain owns the right to obtain, use and transfer the data compiled through the use of the Software Program and included in the Intellectual Property (the "Data") pursuant to certain Software Contracts identified in Section 1(c), and has not conveyed to any third party any interest in, the rights (including copyright rights) to the Data. The Data has been selected, coordinated, and arranged in a manner completely original with Seller. Except as identified in Schedule 5.14, Seller and/or Crain has full right and authority to use and manipulate the Data and to convey to Buyer all rights (including copyright rights) to the Data. Except as identified in Schedule 5.14, there are no Federal or state laws or regulations, or restrictions of any third party, restricting such rights to use, manipulate, or convey the Data. As used in this Agreement, the term "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind, as the context requires.

         5.15 Procedures for Copyright Protection. Schedule 5.15 sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Program. In no instance has the eligibility of the Software Program for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

         5.16 Procedures for Trade Secret Protection. Seller has promulgated and used its best efforts to enforce its trade secret protection program set forth in Schedule 5.16. Seller has no knowledge of any material violation of such program by any Person. The source code and system documentation relating to the Software Program: (i) have at all times been maintained in confidence by Seller and, to the best of Seller's knowledge, by any other Person who has at any time had access to such materials; and (ii) have been disclosed by Seller only to employees and consultants having a "need to know" the contents thereof in connection with the performance of their duties to Seller and who are obligated by common law or by written agreement (which agreements are being transferred to Buyer pursuant to the transactions contemplated by this Agreement) to keep such information confidential.

         5.17 Personnel Agreements. Anyone, including, but not limited to, all employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Program, Technical Documentation, or Intellectual Property on behalf of Seller either:
(i) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable Federal and state law, that has afforded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising; or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed, in accordance with applicable Federal and state law, to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

         5.18 Adequacy of Technical Documentation. The Technical Documentation includes the source code, system documentation and schematics for the Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any programs (including compilers), "workbenches," tools, and higher level (or "proprietary") languages used for the development, maintenance, and implementation of the Software Program.

         5.19 Third-Party Components in the Software Program. Seller has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software Program and the Technical Documentation, pursuant to the Software Contracts identified as "licenses from third parties" in Schedule 1((c)). The Software Program and the Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Software Program and the Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller or Crain and included in the Purchased Assets.

         5.20 Third-Party Interests or Marketing Rights in the Software Program. Seller has not granted, transferred, or assigned any right or interest in the Software Program, the Technical Documentation, or the Intellectual Property to any Person, except pursuant to the Software Contracts identified as "Feedyard or Veterinary Data Agreements" or "licenses and sublicenses to others" in Schedule 1((c)). Except as set forth in Schedule 1((c)), all Software Contracts identified as "licenses and sublicenses to others" in Schedule 1((c)) constitute only end-user agreements, each of which grants the end-user thereunder solely the nonexclusive right and license to use the Software Program and related user documentation, for internal purposes only, on a single central processing unit. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Program or any other independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified as "distributorships and manufacturer's representation contracts" in Schedule 1((c)).

         5.21 [Intentionally Omitted]

         5.22 Equipment. Schedules 1((d)) and 1((e)) hereto constitutes a true and complete list of the Computer Equipment and other equipment owned by Seller or with respect to which it may have ownership rights. Each such piece of equipment is located at Seller's premises indicated on Schedule 5.28.2.

         5.23 Litigation; Warranty Claims. Except as set forth on Schedule 5.23, for the ten (10) year period occurring immediately prior to the date of this Agreement, there has not been and currently there is no litigation, suit, proceeding, action, claim, or investigation, at law or in equity, pending or threatened against or affecting Seller or involving any property or assets of Seller, before any court, agency, authority, or arbitration tribunal, including, but not limited to, any claims related to the Intellectual Property, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits, or proceedings relating to toxic materials, hazardous substances, pollution, or the environment. Seller is not aware of any facts that might result in any such litigation, suit, proceeding, action, claim, or investigation that relates to the Purchased Assets or the transactions contemplated hereby. Seller is not subject to or in default with respect to any notice, order, writ, injunction, or decree of any court, agency, authority, or arbitration tribunal. Schedule 5.23 lists all warranty claims asserted against Seller during the three (3) year period occurring immediately prior to the date of this Agreement, relating to products sold or distributed by Seller.

         5.24 Compliance with Laws. Each of Seller and the Purchased Assets are in compliance with all laws, statutes, rules, regulations, and other requirements imposed by Federal, state, local, and other governmental authorities applicable to the operation or ownership of the Business or the Purchased Assets, the noncompliance with which would have a material adverse effect on the Business.

         5.25 Employee Benefits. Except as set forth on Schedule 5.25, Seller has not established or maintained or is not obligated to make contributions to or under or otherwise participate in, with respect to any current or former employee, director, or independent contractor of the Seller: (i) any equity option, restricted equity, equity appreciation rights, bonus, or other type of incentive compensation plan, program, agreement, or arrangement; (ii) any severance, pension, profit-sharing, thrift or savings, retirement, deferred compensation, employee equity ownership, employee equity purchase, or supplemental executive retirement plan, agreement, or arrangement; or (iii) any life insurance, death benefit, health and hospitalization, disability, employee assistance, education or tuition assistance, vacations benefit or fringe benefit plan, or other employee benefit plan, program, agreement, or arrangement. All such plans listed on Schedule 5.25 in which any of the Seller's employees participate (collectively, the "Employee Benefit Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules, and regulations and are fully funded. Seller has no obligation or commitment (formal or informal) to create any new benefit plan or program, or to amend any existing Employee Benefit Plan to increase the benefits thereunder.

         5.26 Employee Matters; Labor Relations.

             5.26.1 Employment Agreements. None of the employees of the Business are covered by employment contracts, written or oral. None of the employees of the Business are members of any union or covered by any union contracts. Seller is not aware of any plan or solicitation of employees of the Business to form or join a union in the past two (2) years. Seller is not a party to or bound by any employment agreement (written or oral) or any collective bargaining or other labor agreement that could in any way affect Buyer, the Purchased Assets, or any employees of the Business that Buyer may hire after the Closing Date.

             5.26.2 Labor Laws. With respect to Seller's employees, Seller has complied in all material respects with the Immigration Reform and Control Act of 1986, as amended, and all other applicable Federal, state, or local laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, non-discriminatory hiring, promotional and employment practices and procedures, collective bargaining and payment of Social Security, unemployment compensation, workers' compensation, and similar taxes, and Seller is not presently liable to any Person or governmental agency for any wage in arrears or subject to any liabilities or penalties for failure to comply with any of the foregoing laws. With respect to Seller's employees, there are no outstanding charges or claims of a material nature against Seller or any of its officers, directors, agents, or employees involving any alleged or actual violation of Seller, or, to the best of Seller's knowledge, any such Person, of any provision of the National Labor Relations Act, the Age Discrimination in Employment Act, the Equal Employment Opportunity Act of 1964, or any other Federal, state, or local law concerning equal employment opportunities, equal pay legislation, or wage and hour obligations contained in the Fair Labor Standards Act; nor, to Seller's knowledge, has there been any threat of any such claim or charge.

         5.27 Insurance. Seller presently maintains and has maintained, liability (excluding product liability which Seller has never maintained), casualty, property loss, and other insurance coverage upon the properties included in the Purchased Assets and with respect to the Business, in such amounts, of such kinds, and with such insurance carriers as are indicated on
Schedule 5.27 hereto. Schedule 5.27 is a true and complete list of all policies of insurance relating to the Business, the Purchased Assets, and the Assumed Liabilities, whether currently in force or otherwise applicable to any current or future liability, setting forth the type of coverage, policy number, policy periods, and the status of premiums paid thereon.

         5.28 Leases, Contracts, and Other Commitments.

             5.28.1 Contracts and Other Commitments. Except for the Purchased Contracts described in Schedule 1((h)) attached hereto, the Software Contracts described in Schedule 1((c)), and the Property Leases and except with respect to any Excluded Asset, Seller has no outstanding contracts or other commitments, written or oral, for the performance or receipt of services, or for the payment of monies, or for the purchase, sale, lease, license, use, or acquisition of real or personal property of any kind or character relating to the Business, the

Purchased Assets, or the Assumed Liabilities, except for the purchase orders, sales orders, and other similar commitments incurred in the ordinary course of business which (i) in the case of contracts or commitments that involve the performance of services or the sale of products by Seller, do not involve the payment to Seller of any amount in excess of Two Thousand Five Hundred Dollars ($2,500.00) in any single case and Ten Thousand Dollars ($10,000.00) in the aggregate, (ii) in the case of contracts or commitments that involve the receipt of services or the purchase, lease, or other acquisition of property by Seller, do not involve the payment of any amount in excess of Two Thousand Five Hundred Dollars ($2,500.00) in any single case or Ten Thousand Dollars ($10,000.00) in the aggregate, and (iii) in either case, none of which, by its terms, cannot be performed within one (1) year from the date of such contract or commitment. Specifically, without limiting the generalities of the foregoing, Seller has no written or oral contract, agreement, or understanding with any sales representative, commission agent, distributor, consultant, or similar Person, nor any written or oral employment contract, agreement, or understanding with any Person, that relates to the Business, the Purchased Assets, or the Assumed Liabilities, except as may be disclosed in the attached Schedule 1((h)).

             5.28.2 Property Leases. Schedule 5.28.2 identifies each of the real properties in which Seller has a valid and subsisting leasehold interest (the "Property Leases") and describes each of the Property Leases thereto. Seller does not own any real property that is used in or useful in the operation of the Business.

             5.28.3 Compliance with Contracts. Seller is in compliance with the provisions of all contracts, leases, and other commitments that relate to the Business, the Purchased Assets, and the Assumed Liabilities, the noncompliance with which would have a material adverse effect on the Business, the Purchased Assets or the Assumed Liabilities, and to the best of Seller's knowledge, no default exists by any party to any such contract, lease, or commitment; furthermore, to the best of Seller's knowledge, no event has occurred that, with the passage of time or giving of notice or both, would constitute a default under any such contract, lease, or commitment, nor is Seller aware of any event or circumstance that could reasonably cause such a default or event to occur in the future. All such contracts, leases, and commitments are valid, binding, and enforceable in accordance with their terms and are in full force and effect. No outstanding purchase commitment of Seller is in excess of the normal, ordinary, and usual requirements of the Business, and no contract price in any outstanding purchase commitment of Seller is excessive of the current market prices for the relevant materials, products, commodities or services. Further, the grant of rights to use the data obtained pursuant to the Feedyard Data Agreements and Veterinary Data Agreements being transferred to Buyer are sufficient to allow manipulation of the data by the Feedyard Information System and Veterinary Information System, respectively, in their current and anticipated configurations. No outstanding sales or lease commitment by Seller in connection with the Business obligates Seller to sell or lease any products or services at a price which, in view are currently prevailing and projected costs of manufacturing, overhead and administrative and general expenses applicable thereto, would result in, when all such sales and lease commitments are taken in the aggregate, any loss.

         5.29 Accounts Receivable. Schedule 1((f)) constitutes a true and complete list of all Accounts Receivable. All Accounts Receivable arose from bona fide transactions in the ordinary course of business and are not subject to any offset, counterclaim, or set-off.

         5.30 Accounts Payable. Schedule 3.2 constitutes a true and complete list of all accounts payable and accrued expenses included within the Assumed Liabilities. All such accounts payable and accrued expenses arose from bona fide transactions in the ordinary course of business.

         5.31 Customers. Attached hereto as Schedule 5.31, is a complete and accurate list of Seller's feedyard and veterinary customers during the twelve
(12) month period ending as of the date hereof, indicating the existing contractual arrangements, if any, with each such customer. There are no outstanding disputes with any customer listed on Schedule 5.31 and no such customer has refused to, or stated its intention not to, continue to do business with Seller or otherwise to materially change its arrangements with Seller.

         5.32 Related Party Transactions. Except as set forth on Schedule 5.32 hereto, None of the members, managers, or officers of Seller: (i) are currently a party to any transaction with Seller, including, but not limited to, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, limited liability company, trust, or other entity in which any such Person owns in excess of five percent (5%) of the outstanding equity interest; (ii) own, directly or indirectly, any interest in, excepting not more than five percent (5%) equity holdings for investment purposes, securities of any publicly held or traded company; (iii) are an officer, director, employee, or consultant of any Person that is a competitor, customer, or supplier of Seller; (iv) own, directly or indirectly, in full or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, trade secret, or confidential information that Seller is using or the use of which is necessary for the Business; or (v) have any cause of action or other claim whatsoever against, or owes any amount to Seller.

         5.33 Brokers. Seller has not expressly or impliedly retained any broker, finder, investment banker, or financial advisor in connection with this Agreement or the transactions contemplated hereby. Seller has not taken any actions that will cause Buyer to incur or be required to pay, any broker, finder, investment banker, financial advisor, or similar fee in connection with this Agreement or any transaction contemplated hereby, to any Person acting as broker, finder, investment banker, financial advisor, or in any similar capacity on behalf of Seller.

         5.34 Full Disclosure. No representation or warranty of Seller, and none of the information furnished by Seller or by any of the authorized managers, officers, employees, agents, accountants, or representatives of Seller, to Buyer pursuant to this Agreement (whether furnished prior to, at, or subsequent to the date hereof), or the information contained in the Schedules to this Agreement, or any other information furnished to Buyer by Seller or by any of the authorized directors, officers, employees, agents, accountants, or representatives of Seller at any time prior to the Closing (pursuant to the request of Buyer or otherwise), contains, or will contain, any misstatement of a material fact or omits, or will omit, any material fact required to be stated herein or therein or necessary to make all such statements and information not misleading. For purposes of this
Section 5.34, all managers and officers of Seller are authorized persons. As of the Closing, there will be no material facts relating to the Purchased Assets, Assumed Liabilities, earnings, properties, or operation of the Business that have not been disclosed to Buyer in writing in this Agreement or the Schedules hereto.

         5.35 Investment in Shares. Seller has such knowledge and experience in financial and business matters that it is capable of protecting its own interests in connection with the acquisition of the Shares and evaluating the merits and risks of its investment in the Shares. Seller has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of its investment in the Shares, has had all such questions answered to its satisfaction, and has been supplied all additional information deemed necessary to evaluate an investment in the Shares. Seller is satisfied that, whether or not Seller has chosen to utilize it, Seller has had effective access to all material information about Buyer by reason of its relationship to Buyer or one or more of Buyer's officers, directors, or stockholders. Seller understands that an investment in the Shares involves a high degree of risk, is familiar with the type of investment that the Shares constitutes, and has reviewed the investment in the Shares with tax and legal counsel to the extent that Seller has deemed such review to be advisable. Seller is investing in the Shares solely for its own account, for investment, and not with a view to or for any distribution, resale, subdivision, or fractionalization thereof in connection with any distribution of securities within the meaning of the Securities Act of 1933, as amended (the "Act"). Seller is the sole and true party in interest and is not investing for the benefit of any other Person, nor investing in a fiduciary capacity for any other Person. Seller acknowledges that the Shares are being transferred to Seller in a private transaction, pursuant to exemptions afforded by Section 4(2) of the Act and Section 17-1262 of the Kansas Securities Act, and not registered thereunder or under the securities laws of any other state or foreign jurisdiction, and that consequently, the Shares must be held indefinitely unless they are subsequently registered under the Act, or unless an exemption from registration is available thereunder. Seller further acknowledges that Buyer has no obligation to register the Shares, except as provided in the Registration Rights Agreement, and the certificate that will be issued to Seller upon the issuance of the Shares shall contain a legend substantially in the form set forth below with reference to the necessity for compliance with Federal and state securities laws in connection with any subsequent transfer of the Shares; Seller hereby agrees to deal with these Shares only in compliance with such requirements:

         THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (i) PURSUANT TO REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS; OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION.

         5.36 True Copies. All documents furnished to Buyer by or on behalf of Seller are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         5.37 Survival of Representations and Warranties. The representations and warranties of Seller made in this Agreement are correct, true, and complete in all material aspects as of the date hereof and will be correct, true, and complete in all material aspects at the Closing Date with the same force and effect as though such representations and warranties had been made at the Closing Date, and shall survive the Closing as provided in Article IX.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer represents and warrants to Seller, on and as of the date hereof and on and as of the Closing Date, as follows:

         6.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         6.2 Power and Authority. Buyer has all requisite power and authority to enter into this Agreement, and all other agreements in connection herewith, and to perform the obligations to be performed by it hereunder. All corporate and other proceedings required to be taken by or on the part of Buyer to execute, deliver, and carry out the terms of this Agreement, and all other agreements or documents to be executed or delivered in connection herewith, and to perform its obligations hereunder and thereunder, have been duly and properly taken. This Agreement, and all other agreements and documents to be executed and delivered by Buyer in connection herewith when executed and delivered, constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         6.3 No Violation to Result. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby:

                  (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Buyer or any note, debt instrument, security agreement, or mortgage, or any other contract or agreement, written or oral, to which Buyer is a party or by which Buyer or any of its properties or assets is bound;

                  (b) will not be an event that, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; and

                  (c) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court, or arbitration tribunal whether Federal, state, or local (within the United States or otherwise) at law or in equity, and applicable to Buyer.

         6.4 Capitalization. The authorized capital stock of Buyer immediately prior to the Closing, consists of 20,000,000 shares of Common Stock, par value one cent ($.01) per share, of Buyer (the "Common Stock"), 4,676,500 shares of which are outstanding as of the Closing, and 10,000,000 shares of Preferred Stock (the "Preferred Stock"). As of the date of the Closing, 6,500,000 shares of Preferred Stock have been designated as Series A, of which 6,443,606 shares of which are outstanding. The Shares have been duly authorized for issuance. Assuming the accuracy of the representations of Seller set forth in Section 5.35, the Shares will have been offered, issued, sold and delivered in compliance with all applicable state and federal laws concerning the issuance of securities, and when issued, will be validly issued, fully paid and non-assessable shares of Common Stock, and will not have been issued in violation of the preemptive rights of any person. Other than as described in this Section 6.4 or set forth in Schedule 6.4, there are no outstanding shares of Common Stock, Preferred Stock, or any other securities of Buyer, and except as described on Schedule 6.4 hereto, there are no options, warrants, call conversion rights, commitments, or agreements of any character to which Buyer is a party or by which Buyer may be bound that do or may obligate Buyer to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of Common Stock, Preferred Stock, or other securities of Buyer, or that do or may obligate Buyer to grant, extend, or enter into any such option, warrant, call conversion right, commitment, or agreement. Except as set forth in Schedule 6.4, there are no outstanding arrangements, agreements, commitments, or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of any capital stock or any other securities of Buyer.

         6.5 Brokers. Buyer has not expressly or impliedly retained any broker, finder, investment banker, or financial advisor in connection with this Agreement or the transactions contemplated hereby. Buyer has not taken any actions that will cause Seller to incur or be required to pay, any broker, finder, investment banker, financial advisor, or similar fee in connection with this Agreement or any transaction contemplated hereby, to any Person acting as broker, finder, investment banker, financial advisor, or in any similar capacity on behalf of Buyer.

                                  ARTICLE VII

                  FURTHER AGREEMENTS AND ASSURANCES OF SELLER

         7.1 Obligations to Employees. Seller shall terminate the employment of each of its employees as of February 26, 1999. To the extent any employee of Seller rejects Buyer's offer of employment made pursuant to Section 8.3 hereof, Seller shall be responsible for, and shall pay, all amounts (excluding any amounts included in the Assumed Liabilities), including wages, salaries, bonuses, commissions, vacation pay, and severance pay, if any, and all other employee benefits due to any or all of Seller's employees or independent contractors. Specifically, but not in limitation of the foregoing, Seller shall be responsible for providing COBRA health continuation coverage under Section 4980B of the Code to all of its employees to the extent required by law, as well as complying with all Federal, state, and local laws, rules, and regulations promulgated thereunder, relating to the termination of employees, including, but not limited to, the Worker's Adjustment and Retraining Notification Act. Buyer does not assume and Seller shall indemnify, defend, and hold harmless Buyer against any and all obligations and responsibilities with respect to each and every employee of Seller under any employment agreement, current or future pension, retirement, deferred compensation, bonus, profit-sharing, insurance, or similar plan, agreement, arrangement, or formal or informal understanding, for the benefit of employees, in each case whether or not legally binding, that Seller maintains or ever has maintained or to which Seller contributes or ever has contributed or to which Seller is obligated to contribute including, but not limited to, the Employee Benefit Plans. Buyer shall have no liability whatsoever to employees of Seller with respect to accrued benefits under any Employee Benefit Plans for employees' service with Seller, whether or not any of such employees are offered employment by, or become employees of, Buyer. Seller shall be responsible for and shall indemnify, defend, and hold harmless Buyer against all employee benefit claims (including long-term disability and medical and hospitalization claims) of any nature whatsoever and workers' compensation claims: (a) that have arisen on or before the Closing Date for any and all employees of Seller; (b) for employees of Seller who are or become retired on or before the Closing Date with respect to disability, illness, or any other state of facts occurring before or after the Closing Date; (c) for any and all employees of Seller (or their eligible dependents) with respect to events or situations that may lead to a determination of eligibility or disability, illness, or any other state of facts occurring before the Closing Date; and (d) in respect of all of Seller's employees. Buyer shall have no liability whatsoever in respect of any of the foregoing.

         7.2 Non-Disclosure and Non-Competition Relating to the Business. From and after the Closing Date, Seller and Crain shall not:

                  (a) at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate to any Person (other than Buyer's employees and representatives), except the authorized attorneys, accountants, or representatives of Seller or Crain who have a need to know in connection with their respective services for Seller or Crain, in any manner whatsoever, any Confidential Information (as defined in this Section);

                  (b) for a period of five (5) years from and after the Closing Date, in any manner, either directly or indirectly, as an owner, partner, officer, director, consultant, agent, employee, independent contractor, or equity holder (as applicable) of any Person, engage in the business of developing, marketing, distributing, or selling services or software designed to provide information services, imaging tools, or animal supplements (except for the sale, prescription, or distribution of annual supplements in the ordinary course of a bovine and equine veterinary practice) in the markets of veterinary medicine, animal sciences, or human medicine, anywhere within the United States of America;

                  (c) for a period of five (5) years from and after the Closing Date, in any manner, either directly or indirectly, solicit any employee of Buyer (or the Business) to work for any Person other than Buyer, or engage in any activity that would cause any employee to violate any agreement with Buyer, or dissuade, or attempt to dissuade, any such employee from faithfully discharging such employee's contractual and fiduciary obligations to serve Buyer's interests with undivided loyalty; and

                  (d) induce or persuade any customer or supplier of Buyer (or the Business) to terminate its relationship with Buyer (or the Business) or to enter into any relationship with any other Person engaged in the business of developing, marketing, distributing, or selling services or software designed to provide information services, imaging tools, or animal supplements (except for the sale, prescription, or distribution of annual supplements in the ordinary course of a bovine and equine veterinary practice) in the markets of veterinary medicine, animal sciences, or human medicine, anywhere within the United States of America.

Notwithstanding the foregoing, Crain shall not be deemed to be competing with the Business pursuant to his employment by Buyer and neither Seller nor Crain shall be deemed to be in violation of subsection ((b)) immediately preceding, by reason of the fact that certain employees of Crain's veterinary practice (being Crain, Dr. Nate McDonald, Cathy Rosenberry and Shane Walter) may also be employed on a shared basis with Buyer. For purposes of this Section 7.2, "Confidential Information" means any information not in the public domain concerning any matters affecting or relating to the Business, including, but not limited to, inventions, trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, source code, databases, other original works of authorship, records, ideas and research relating to design, coding, operation, use, installation, or maintenance of computer software or proposed computer software products of the Business, any portion of any reports, analyses or other materials generated or used in connection with the Business, the prices Seller obtains or has obtained from the sale of, or at which it sells or has sold, its products and services, and listings of any or all of the foregoing, in whatever form, or any other information concerning the Business without regard to whether all or any part of the foregoing matter would otherwise be deemed "confidential" or "material," the parties hereto stipulating that, as between them, the same are confidential and material and significantly affect the effective and successful conduct of the Business. If any clause or provision of this Section 7.2 be found unenforceable by a court of competent jurisdiction, then such clause or provision shall be deemed to be enforceable to the extent permitted by law and every other clause and provision shall continue in full force and effect. Seller and Crain acknowledge that the restraints imposed upon it or him, as applicable, pursuant to this Section 7.2 are no greater than is reasonably necessary to preserve and protect the assets and legitimate business interests of Buyer and that such restraints will not impose undue hardship on Seller or Crain, and that a violation of this Section by Seller or Crain would irreparably injure Buyer. Accordingly, Buyer may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter against Seller or Crain, as applicable, for any such violation without having to prove the inadequacies of monetary relief and no bond or other security shall be required in connection with such injunction. The agreements contained in this Section 7.2 shall be construed and enforced independently of any other provision of this Agreement or any other understanding or agreement between the parties, and the existence of any claim or choses of action of Seller or Crain against Buyer, of whatever nature, shall not constitute a defense to the enforcement of the agreements contained in this Section 7.2 against Seller.

         7.3 Satisfaction of Excluded Liabilities. From and after the Closing Date, Seller shall pay, perform, and otherwise satisfy in full when due, all liabilities and obligations that relate to or may affect the Business or the Purchased Assets, including, but not limited to, the Excluded Liabilities, excepting only the Assumed Liabilities.

         7.4 Further Assurances. From time to time after the Closing, without additional consideration, Seller shall execute and deliver all such other instruments of sale, assignment, conveyance, and transfer and shall take all such other action, as Buyer may request to more effectively transfer and vest in Buyer, and to put Buyer in possession of, any of the Purchased Assets including, but not limited to, the Intellectual Property.

         7.5 Name Change. Seller shall take all necessary action to approve the withdrawal or cancellation of every registration or a limited liability company or assumed name incorporating the names "CIN, LLC," "Cattle Management Network, L.L.C.," "Cattlemen's Information Network, L.L.C.," "Industry Net," and "Beef Industry Information Integrator" in each state where Seller has registered a limited liability company or assumed name incorporating such names. Seller shall prepare and deliver to Buyer at Closing, all documentation and filings necessary to effect such actions, in forms appropriate for filing by Buyer. After the Closing Date, Seller shall refrain from using the names "CIN, LLC," "Cattle Management Network, L.L.C.," "Cattlemen's Information Network, L.L.C.," "Industry Net," and "Beef Industry Information Integrator" or any derivation thereof, except in an historical manner.

         7.6 Collection of Accounts Receivable. For a period of ninety (90) days from the Closing Date, Seller shall reasonably assist Buyer in the collection of the Accounts Receivable.

                                  ARTICLE VIII

                   FURTHER AGREEMENTS AND ASSURANCES OF BUYER

         8.1 Satisfaction of Conditions by Buyer. Buyer shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it in this Agreement, including, but not limited to, the satisfaction of the Assumed Liabilities, and Buyer shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform the obligations herein provided to be performed by it.

         8.2 Buyer to Assist in Obtaining Consents. Buyer shall provide assistance, as reasonably requested by Seller, to secure consents to the assignment of any of the contracts to be assumed by Buyer hereafter.

         8.3 Employment. Buyer shall offer at-will employment effective as of March 1, 1999, subject to execution of Buyer's Non-Disclosure, Proprietary Information, Assignment And Non-Competition Agreement, to all employees of Seller set forth on Schedule 8.2. All such offers of employment shall include all benefits available to other similarly situated employees of Buyer (as determined by Buyer) and shall include participation in the Buyers health insurance without any waiting period or exclusions for preexisting conditions. For the benefit of Seller, Buyer shall offer all such employees a bonus, as specified on Schedule 8.2, payable on or before October 31, 1999, with such bonuses in the aggregate not to exceed One Hundred Seventeen Thousand Dollars ($117,000.00).

         8.4 Spin Out. Buyer covenants and agrees that Buyer shall use commercially reasonable efforts to assess or cause to be assessed the viability of spinning out a portion of the Business as a separate company for the purpose of developing, marketing, and distributing software applications developed from the Software Program solely for use in the agricultural industry (being business devoted to the science and art of producing crops, but specifically excluding livestock, poultry, or any other food animals) (the "Agrivision Technology"). In the event such a spin out company is formed (the "Spin Out"), and as additional consideration for the transaction contemplated under this Agreement, the Spin Out entity shall issue to Seller shares of its common equity constituting twenty-five percent (25%) of the initial equity of the Spin Out, but in no event less than one million (1,000,000) shares of such equity. So long as Seller's ownership interest in the Spin Out remains between twenty-five percent (25%) and ten percent (10%), contemporaneously with any acquisition by XL Vision, Inc. ("XL Vision") of additional equity in the Spin Out, Seller shall be offered the opportunity to purchase an additional amount of equity on the same terms as XL Vision so that Seller may maintain a percentage ownership in the Spin Out in the same proportion as its ownership interest relates to the ownership interest of by XL Vision in the Spin Out immediately prior to such offer. Further, if Seller's ownership interest in the Spin Out falls below ten percent (10%), Buyer shall use its best commercial efforts to cause the Spin Out to grant Seller pre-emptive rights relating to capital-raising transactions (excluding, by way of example and without limitation, issuances relating to any "Excluded Transaction" as defined in the immediately following sentence. For purposes of this Section, "Excluded Transaction" shall mean the issuance of any equity securities (including any common stock, preferred stock, or other security, any security convertible into common stock, preferred stock, or other security, or any right to, or security carrying any right to, subscribe to or purchase any common stock, preferred stock, or other security): (i) to any employees, officers, or directors of, or consultants or advisors (excluding Buyer or XL Vision) to, the Spin Out or any subsidiary, pursuant to any stock purchase or stock option plan or other arrangement that has been approved by the board of directors of the Spin Out; (ii) pursuant to a merger, consolidation, acquisition, or similar business combination (for consideration other than cash); (iii) pursuant to any stock split, stock dividend, or recapitalization (assume that all shares of the same class of stock are effected in the same manner) by the Spin Out; (iv) pursuant to the conversion of any convertible equity securities or the exercise of any rights to subscribe to or purchase any equity securities; (v) pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution; (vi) pursuant to a registration statement filed under the Act; or (vii) in connection with any strategic transaction involving the Spin Out and other entities, including (a) joint ventures, manufacturing, marketing, or distribution arrangements or (b) technology transfer or development arrangements, provided that such strategic transaction, and the issuance of equity securities in connection therewith, has been approved by the board of directors of the Spin Out. For so long as Crain owns at least ten percent (10%) of the Spin Out, Buyer will use its best commercial efforts to cause Crain to be elected to the Board of Directors of the Spin Out. In the event Buyer has not formed a spin out company based on the Agrivision Technology within ninety (90) days of the first anniversary of the Closing Date, Seller shall have ninety (90) days within which to request in writing that Buyer grant Seller or an entity designated by Seller, a perpetual, limited, royalty-free license to the Software Program for the sole purpose of developing, marketing, and distributing the Agrivision Technology. In consideration of such license, Buyer shall be issued equity constituting five percent (5%) of the equity of the licensee entity.

                                   ARTICLE IX

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         9.1 Survival of Representations and Warranties. Notwithstanding any other provision of this Agreement, each and every representation and warranty of Seller and Crain set forth in this Agreement or any other agreement or document executed or delivered in connection herewith, shall survive the Closing for a period of two (2) years from the Closing Date, despite any investigations made by or on behalf of any party hereto, excepting only that the representations and warranties of Seller and Crain set forth in Sections 5.2 and 5.10, shall survive the Closing without limitation, and the representations and warranties with respect to taxes set forth in Section 5.8, shall survive until the expiration of any statutes of limitation applicable with respect to such taxes, including any extensions with respect to such statutes granted by or on behalf of Seller. Notwithstanding any other provision of this Agreement, each and every representation and warranty of Buyer set forth in this Agreement or any other agreement or document executed or delivered in connection herewith, shall survive the Closing for a period of two (2) years from the Closing Date, despite any investigations made by or on behalf of any party hereto, excepting only that the representations and warranties of Buyer set forth in Section 6.2, shall survive the Closing without limitation. All of the covenants and other agreements of the parties hereto shall survive the Closing until the expiration of any statutes of limitation applicable thereto.

         9.2 Indemnification.

             9.2.1 By Seller and Crain. Seller and Crain, jointly and severally, hereby indemnify and agree to defend and hold Buyer and its officers, directors, shareholders, affiliates, employees, successors, and assigns (collectively, the "Buyer Indemnitees") harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, court costs, costs of investigation, and reasonable attorneys' fees), incurred or sustained by any of the Buyer Indemnitees because of any inaccuracy in, or breach or violation of, any of the representations, warranties, covenants, or agreements made by Seller or Crain pursuant to this Agreement or any other agreement or document executed or delivered in connection herewith, whether or not such inaccuracy, breach, or violation was known or should have been known, by

Buyer, Seller, or Crain on the Closing Date, it being the acknowledged intention of the parties that Seller and Crain shall be completely responsible for, and Buyer shall be conclusively deemed to have relied upon, such representations, warranties, and covenants in the consummation of the purchase and sale transactions contemplated herein. In addition, Seller and Crain, jointly and severally, hereby indemnify and agree to defend and hold the Buyer Indemnitees harmless from and against any and all liabilities, lawsuits, damages, costs and expenses (including, but not limited to, court costs, costs of investigation, and reasonable attorneys' fees), incurred or sustained by any of the Buyer Indemnitees as a result of: (i) any and all debts, liabilities (including, but not limited to, the Excluded Liabilities set forth in Section 3.3), obligations, or commitments of Seller or Crain of any nature whatsoever, whether approved, liquidated, unliquidated, ordinary, extraordinary, absolute, contingent, unknown, known, or otherwise, except the Assumed Liabilities, which Buyer expressly agrees to assume pursuant to Section 3.2; and (ii) any and all suits, actions, or claims (including, but not limited to, product liability, patent infringement, and unfair trade practice claims) relating to the sale or any other form of transaction, or any action or inaction on the part of Seller or Crain at any time on or prior to the Closing Date, whether or not pending as of the Closing Date.

             9.2.2 By Buyer. Buyer hereby indemnifies and agrees to defend and hold Seller and its officers, Manager, members, affiliates, employees, successors, and assigns (collectively, the "Seller Indemnitees") harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, court costs, costs of investigation, and reasonable attorneys' fees), incurred or sustained by any of the Seller Indemnitees because of any inaccuracy in, or breach or violation of, any of the representations, warranties, covenants, or agreements made by Buyer pursuant to this Agreement or any other agreement or document executed or delivered in connection herewith, whether or not such inaccuracy, breach, or violation was known or should have been known, by Buyer, Seller, or Crain on the Closing Date, it being the acknowledged intention of the parties that Buyer shall be completely responsible for, and Seller shall be conclusively deemed to have relied upon, such representations, warranties, and covenants in the consummation of the purchase and sale transactions contemplated herein. In addition, Buyer hereby indemnifies and agrees to defend and hold the Seller Indemnitees harmless from and against any and all liabilities, lawsuits, damages, costs and expenses (including, but not limited to, court costs, costs of investigation, and reasonable attorneys' fees), incurred or sustained by any of the Seller Indemnitees as a result of: (i) any and all debts, liabilities (including, but not limited to, the Assumed Liabilities set forth in Section 3.3), obligations, or commitments of Buyer of any nature whatsoever, whether approved, liquidated, unliquidated, ordinary, extraordinary, absolute, contingent, unknown, known, or otherwise, except the Excluded Liabilities, which Seller expressly agrees to retain and satisfy pursuant to Section 3.2; and (ii) any and all suits, actions, or claims (including, but not limited to, product liability, patent infringement, and unfair trade practice claims) relating to the sale or any other form of transaction, or any action or inaction on the part of Buyer at any time after the Closing Date.

             9.2.3 DeMinimus Exclusion and Limitation of Liability. Notwithstanding either of the immediately preceding two subsections, it is understood and agreed that with respect to inaccuracies or breaches of the representations and warranties set forth in this Agreement, Seller and Crain or Buyer, as the case may be, shall be obligated to indemnify and hold harmless, in the case of Seller and Crain, Buyer and, in the case of Buyer, Seller, only to the extent that the aggregate sum of the liabilities, damages, costs and expenses incurred or sustained by such other with respect to all such inaccuracies or breaches shall exceed the sum of Twenty-Five Thousand Dollars ($25,000.00). The foregoing sentence is intended to be and shall be applicable solely with respect to inaccuracies or breaches of the representations and warranties set forth in this Agreement, and shall not be deemed to limit the parties' respective obligations (including indemnification obligations) with respect to any breaches or violations of any covenants or other provisions of this Agreement. Specifically, and without limiting the generality of the foregoing, the first sentence of this Section shall not be applicable to: (i) any failure by Seller to transfer any of the Purchased Assets to Buyer, to pay, perform and discharge the Excluded Liabilities, or to comply with the terms of
Article 7 of this Agreement, or (ii) any failure by Buyer to pay the Purchase Price hereunder, to pay, perform and discharge the Assumed Liabilities, or to comply with the terms of Article 8 of this Agreement. Notwithstanding this Section, in no event shall the liability of Seller and Crain under this Agreement for any and all causes of action exceed Two Million Six Hundred Thousand Dollars ($2,600,000.00), in the aggregate and in no event shall the liability of Buyer under this Agreement for any and all causes of action exceed Two Million Six Hundred Thousand Dollars ($2,600,000.00), in the aggregate and including the value of the Purchase Price paid hereunder.

         9.3 Set-off. Upon written notice to Seller, Buyer may set off against any and all amounts otherwise to be paid to Seller under Sections 3.1((b)) and ((c)) or otherwise, any amounts claimed in good faith to be owed to Seller by Buyer.

                                   ARTICLE X
                               AMENDMENT; WAIVER

         10.1 Amendment. This Agreement may only be amended in a writing that refers to this Agreement and is executed by the parties hereto.

         10.2 Integration. This Agreement (including the Exhibits and Schedules hereto), and each agreement or document executed or delivered in connection herewith, embodies the entire agreement of the parties hereto in relation to the purchase and sale of the Purchased Assets and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof, including, but not limited to that certain Proposal for Investment letter dated February 3, 1999, to Seller and Crain from Buyer and XL Vision.

         10.3 Waiver; Remedies. No delay on the part of any party in exercising any right, power, or privilege shall operate as a waiver thereof, nor shall any waiver of any right, power, or privilege operate as a waiver of any other right, power, or privilege, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or of any other right, power, or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties otherwise may have at law or in equity, by statute or otherwise.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 Successors, Assigns, and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successor and assigns; provided, however, that Seller may not make any assignment of this Agreement or any interest herein or obligation hereunder, without the prior written consent of Buyer. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.2 Governing Law. This Agreement shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed therein. Seller and Crain agree that any court proceedings brought by either of them against Buyer arising out of this Agreement, will only be brought in a Federal or state court located in the State of Florida, County of Indian River and in that regard each irrevocably consents to the jurisdiction and venue (and waives any inconvenient forum objection) of such Federal and state courts, for the purposes of any court proceedings brought by either of them hereunder and to accept service of process by mail. Buyer agrees that any court proceedings brought by it against either Seller or Crain arising out of this Agreement, will only be brought in a Federal or state court located in the State of Kansas, County of Sedgwick and in that regard irrevocably consents to the jurisdiction and venue (and waives any inconvenient forum objection) of such Federal and state courts, for the purposes of any court proceedings brought by it hereunder and to accept service of process by mail.

         11.3 Specific Performance. The purpose of Buyer in entering this Agreement is to gain control of the Purchased Assets of the Business. Such Business and the Purchased Assets are unique and cannot be readily obtained on the open market. If Seller refuses to perform its obligations under this Agreement, Buyer shall be entitled to specific performance. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

         11.4 Certain Words. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement unless the context indicates otherwise. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

         11.5 Notices. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given three (3) days after the date sent if sent by United States certified mail, return receipt requested, with proper postage thereon, one (1) day after the date sent if sent by overnight courier of national recognition, or when transmitted, if sent by facsimile, and shall be addressed as follows:

             (a) If to Buyer:  eMERGE Vision Systems, Inc.
                               10315 102nd Terrace
                               Sebastian, FL  32968
                               Attention:   Charles L. Abraham
                                            Chief Executive Officer
                               Phone Number:     561/589-5310
                               Facsimile Number: 561/589-3779

             with a copy to:   Gordon & Glickson
                               444 N. Michigan Avenue
                               Suite 3600
                               Chicago, IL  60611
                               Attention:   Diana J. P. McKenzie
                               Phone Number:     312/321-1700
                               Facsimile Number: 312/321-9324

             (b) If to Seller: CIN, LLC
                               P.O. Box 654
                               Meade, KS  67864
                               Attention:   Dr. Scott Crain
                               Phone Number:     316-873-2181
                               Facsimile Number: 316-873-2182

             with a copy to:   Foulston & Siefkin, LLP
                               100 N. Broadway, Suite 700
                               Attention: Harvey R. Sorensen
                               Phone:            316/267-6371
                               Facsimile Number: 316/267-6345

or at such other address or addresses as the party addressed may from time to time designate in writing.

         11.6 Expenses. All sales and similar taxes arising out of the transfer of the Purchased Assets and the transactions contemplated hereby shall be paid by the party responsible by law for such tax. All legal, accounting, and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         11.7 Confidentiality. All nonpublic information disclosed heretofore or hereafter by Buyer or Seller to the other in connection with this Agreement shall be kept confidential by such other, and shall not be used other than in connection with this Agreement, except to the extent it was known when received or as it is or hereafter becomes lawfully obtainable from other sources, or to the extent such duty as to confidentiality and non-use is waived, or except as may be required by court order or any governmental agency. Such obligation as to confidentiality and non-use shall survive any termination of this Agreement.

         11.8 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         11.9 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative, or unenforceable, the same shall not affect any other provision contained herein, or render the same invalid, inoperative, or unenforceable to any extent whatsoever, which provisions shall remain in full force and effect.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

         11.11 Record Retention. The parties hereto agree to retain for a period of seven (7) years from and after the Closing, and make available to each other and their respective agents, counsel, accountants, employees or representatives, all of the books, records and documents (including records with respect to accounts receivable, accounts payable and general ledger maintained on magnetic tape or any other electronic medium) relating to Seller which existed on the date next preceding the Closing and which were in the possession of any of them.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be executed and delivered by its duly authorized officer as of the date first written in the Preamble to this Agreement.

                                                SELLER:

                                                CIN, LLC

                                                By:      /s/: Dr. Scott Crain
                                                         ---------------------

                                                Its:     Manager

                                                CRAIN:

                                                Dr. Scott Crain
                                                --------------------------------
                                                Dr. Scott Crain

                                                eMERGE Vision Systems, Inc.

                                                By:      Charles L. Abraham
                                                         -----------------------
                                                Its:     Chief Executive Officer
                                                         -----------------------

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A         Bill of Sale and Assignment
Exhibit B         Assignment and Assumption Agreement
Exhibit C         Assignment of Intellectual Property
Exhibit D         [Intentionally Omitted]
Exhibit E         Shareholders' Agreement
Exhibit F         Lease
Exhibit G         Legal Opinion - Seller's Counsel
Exhibit H         Legal Opinion - Buyer's Counsel

SCHEDULES

Schedule 1((a))            Inventory
Schedule 1((c))            Software Contracts
Schedule 1((d))            Computer Equipment
Schedule 1((e))            Equipment
Schedule 1((f))            Accounts Receivable
Schedule 1((h))            Purchased Contracts
Schedule 1((j))            Intellectual Property
Schedule 2        Excluded Assets
Schedule 3.2      Assumed Liabilities
Schedule 3.5      Allocation of Purchase Price
Schedule 4.2.12   Lien Termination Statements
Schedule 5.1      Members
Schedule 5.8      Taxes
Schedule 5.12     Licenses and Permits
Schedule 5.13     Consents
Schedule 5. 14    Intellectual Property Exceptions
Schedule 5.15     Copyright Protection
Schedule 5.16     Trade Secret Protection
Schedule 5.23     Litigation; Warranty Claims
Schedule 5.25     Employee Benefit Plans
Schedule 5.27     Insurance
Schedule 5.28.2   Property Leases
Schedule 5.31     Customers
Schedule 5.32     Related Parties
Schedule 6.4      Capitalization of Buyer
Schedule 8.3      Employee Bonus Amounts


                     LIST OF EXHIBITS AND SCHEDULES - PAGE 1

                                   EXHIBIT A

                                       TO

                            ASSET PURCHASE AGREEMENT
                          BILL OF SALE AND ASSIGNMENT

         KNOW ALL PERSONS BY THESE PRESENTS, that CIN, LLC, a Kansas limited liability company ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, and other good and valuable consideration to it paid by eMERGE Vision Systems, Inc., a Delaware corporation ("Buyer"), the receipt, sufficiency, and adequacy of which are hereby acknowledged, does hereby bargain, sell, assign, transfer, convey, and deliver unto Buyer and its successors and assigns, all of the Purchased Assets, as that term is defined in that certain Asset Purchase Agreement dated February __, 1999 by and among Seller, Buyer, and Dr. Scott Crain (the "Agreement"), excluding the Excluded Assets, as that term in defined in the Agreement.

         TO HAVE AND TO HOLD, all and singular, the Purchased Assets unto Buyer, its successors and assigns, for itself and their own use forever.

         AND FURTHER, Seller hereby represents and warrants to Buyer that Seller is the absolute owner of the Purchased Assets, free and clear of all liens, claims, conditional sale agreements, and encumbrances of any nature, except the liens of Meade State Bank.

         AND FURTHER, Seller does for itself and its successors and assigns, covenant and agree to and with Buyer, its successors and assigns, to warrant and forever defend the sale of the Purchased Assets hereby made to Buyer against all and every person or persons whomever claiming title thereto.

         AND FURTHER, Seller hereby covenants and agrees to execute and deliver, and to do or make or cause to be done or made, upon reasonable request by Buyer, any and all agreements, instruments, deeds, acts, or things supplemental, confirmatory, or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring, or more effectively vesting, or evidencing the vesting, in Buyer, the Purchased Assets transferred, assigned, conveyed, and granted, or intended to be transferred, assigned, conveyed or granted, hereby or hereunder.

                               EXHIBIT A - PAGE 1

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be executed and delivered to Buyer by its duly authorized officer this _____ day of February, 1999.

                                               CIN, LLC

                                               By:______________________________
                                               Its:_____________________________

As certain of the Purchased Assets may be owned by the undersigned, Dr. Scott Crain, individually or in the name of another business controlled by the undersigned, the undersigned for purposes of more fully vesting the ownership of the Purchased Assets in Buyer for the benefit of Buyer, does hereby agree to each of the agreements, covenants, and representations of Seller in this Bill of Sale and Assignment, as if the undersigned was the Seller hereunder, to the extent that any of the Purchased Asset are owned by him or another entity under his control other than Seller and conveyed hereby.

                                                     ___________________________
                                                     Dr. Scott Crain

                               EXHIBIT A - PAGE 2

                                    EXHIBIT B

                                       TO

                            ASSET PURCHASE AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made and entered into this _____ day of February, 1999, by and between CIN, LLC a Kansas limited liability company ("Seller") and eMERGE VISION SYSTEMS, INC., a Delaware corporation ("Buyer").

                                    RECITALS:

         A. Buyer is acquiring certain assets of Seller pursuant to the terms of that certain Asset Purchase Agreement dated February __, 1999, by and among Seller, Buyer, and Dr. Scott Crain (the "Asset Purchase Agreement").

         B. Seller desires to assign to Buyer all of Seller's right, title, and interest in and to those certain Software Contracts and Purchased Contracts (as those terms are defined in the Asset Purchase Agreement) and Buyer desires to assume all of Seller's obligations under the Software Contracts and Purchased Contracts.

         NOW, THEREFORE, in consideration of the recitals, the sale of the aforementioned assets by Seller to Buyer, and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. ASSIGNMENT OF SOFTWARE CONTRACTS AND PURCHASED CONTRACTS. Seller hereby transfers, assigns, and conveys as of the date hereof, all of Seller's right, title, and interest in and to the Software Contracts and the Purchased Contracts listed on Schedules 1((c)) and 1((h)) to the Asset Purchase Agreement and made a part hereof, from and after the date hereof.

         2. ASSUMPTION OF SOFTWARE CONTRACTS AND PURCHASED CONTRACTS. Buyer hereby assumes and agrees to perform the obligations of Seller under the Software Contracts and Purchased Contracts, from and after the date hereof.

         3. NO DEFAULTS. Seller represents and warrants to Buyer that it is not in default of any of its obligations under any of the Software Contracts or Purchased Contracts.

         4. AGREEMENT BINDING; GOVERNING LAW. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. This Agreement shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed therein. Seller agrees that any court proceedings brought by it against Buyer arising out of this Agreement, will only be brought in a Federal or state court located in the State of Florida, County of Indian River and in


                               EXHIBIT B - PAGE 1
that regard irrevocably consents to the jurisdiction and venue (and waives any inconvenient forum objection) of such Federal and state courts, for the purposes of any court proceedings brought by it hereunder and to accept service of process by mail. Buyer agrees that any court proceedings brought by it against Seller arising out of this Agreement, will only be brought in a Federal or state court located in the State of Kansas, County of Sedgwick and in that regard irrevocably consents to the jurisdiction and venue (and waives any inconvenient forum objection) of such Federal and state courts, for the purposes of any court proceedings brought by it hereunder and to accept service of process by mail.

         IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption Agreement to be executed and delivered by its duly authorized officer as of the date first written in the Preamble hereof.

                                    CIN, LLC

                                    By:_________________________________________

                                    Its:________________________________________

                                    eMERGE VISION SYSTEMS, INC.

                                    By:_________________________________________

                                    Its:________________________________________

As certain of the Software Contracts and the Purchased Contracts are in the name of the undersigned, Dr. Scott Crain, individually or in the name of another business controlled by the undersigned, the undersigned for purposes of more fully assigning the Software Contracts and the Purchased Contracts to Buyer and for the benefit of Buyer, does hereby agree to each of the agreements, covenants, and representations of Seller in this Assignment and Assumption Agreement Assignment, as if the undersigned was the Seller hereunder, to the extent that any of the Software Contract and Purchased Contracts are being assigned by him or an entity he controls other than Seller and conveyed hereby.

                                      __________________________________________
                                      Dr. Scott Crain



                               EXHIBIT B - PAGE 2